JOINT FILING AGREEMENT




                                                            Page 16 of 18 Pages
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                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated February 4, 1998 with respect to the shares of common stock, $0.0001 par value, of Compass Plastics & Technologies, Inc. and any further amendments thereto executed by each or any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.



Date:  4 February 1998             NORTH ATLANTIC SMALLER COMPANIES
                                   INVESTMENT TRUST PLC

                                      By: J O Hambro Capital Management Limited,
                                                Its investment advisor

                                      By:    /s/ R.C.O Hellyer
                                      Name:  R.C.O. Hellyer
                                      Title: Director



Date:  4 February 1998             J O HAMBRO CAPITAL MANAGEMENT LIMITED


                                       By:    /s/ R.C.O. Hellyer
                                       Name:  R.C.O. Hellyer
                                       Title: Director



Date:  4 February 1998             J O HAMBRO & COMPANY LIMITED


                                        By:    /s/ R.C.O. Hellyer
                                        Name:  R.C.O. Hellyer
                                        Title: Director





                                                            Page 17 of 18 Pages
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Date:  4 February 1998             J O HAMBRO ASSET MANAGEMENT
                                   LIMITED


                                    By:     /s/ R.C.O. Hellyer
                                    Name:   R.C.O. Hellyer
                                    Title:  Director



Date:  4 February 1998             GROWTH FINANCIAL SERVICES LIMITED
                                   (formerly GROWTH INVESTMENT
                                    MANAGEMENT LIMITED)


                                     By:    /s/ C.H.B. Mills
                                     Name:  C. H. B. Mills
                                     Title: Director



Date:  4 February 1998             ORYX INTERNATIONAL GROWTH FUND
                                   LIMITED

                                      By: J O Hambro Capital Management Limited,
                                                Its investment advisor


                                      By:    /s/ R.C.O. Hellyer
                                      Name:  R.C.O. Hellyer
                                      Title: Director



Date:  4 February 1998              CONSULTA (CHANNEL ISLANDS) LTD


                                       By:    /s/ Peter A. Heaps
                                       Name:  Peter A. Heaps
                                       Title: Director



Date:  4 February 1998               CHRISTOPHER MILLS


                                            /s/ C.H.B. Mills


                                                            Page 18 of 18 Pages

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